Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form S-4 of our audit report dated March 31, 2026, with respect to the balance sheets of FG Merger II Corp. as of December 31, 2025 and 2024, and the related statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2025.

We also consent to the reference to our firm under the “Experts” heading in such registration statement.

Spokane, Washington

May 6, 2026